Exhibit 99.1

BIOHITECH GLOBAL, Inc. 80 Red Schoolhouse Road, Suite 101 Chestnut Ridge, NY 10977

BioHiTech Global Reports Third Quarter 2019 and Provides Business Update

•	Q3 Revenues increased 31.1% to reach $1.43 million compared to $1.09 Million in Q3 2018

•	Q3 Revenue from the Company’s first HEBioT renewable resource recovery facility continued to ramp with Q3 revenue increasing by 120% sequentially to reach $610,000

•	Q3 recurring digester rental revenue increased by 23.3% quarter over quarter

CHESTNUT RIDGE, NY – November 20, 2019 – BioHiTech Global, Inc. (“BioHiTech” or the “Company”) (NASDAQ: BHTG), a technology and services company that provides cost-effective and sustainable waste management solutions, reported financial results for the third quarter of 2019 ended September 30, 2019.

Company Highlights

Completed $3.38 Million Registered Direct Offering of Common Stock – The Company sold 1,877,666 shares of common stock at $1.80 per share. The proceeds are being utilized to support the growth of the Company’s proprietary technology solutions for sustainable waste management.

Continued to Ramp Revenue at the Nation's First HEBioT™ Resource Recovery Facility – During the third quarter, the Company continued to increase utilization rates at its first HEBioT (High Efficiency Biological Treatment) facility located in Martinsburg, West Virginia (the “Martinsburg Facility”). This progressive increase in utilization led to a 120% sequential increase in revenue from the second quarter where the Company began commissioning the facility early in April. While revenue at the Martinsburg facility grew significantly, that growth was constrained by adjustments needed to improve the metals capturing process and fire suppression systems which required modifications to existing equipment and installation of additional equipment. These adjustments resulted in several weeks of downtime as well as reduced production levels of solid recovered fuel (“SRF”). The Company sees revenue from the Martinsburg Facility increasing in the fourth quarter as these start-up adjustments were largely completed early in November and its contracted buyer of SRF finishes the installation of a feed-line to accept the fuel at its cement manufacturing plant in Martinsburg. The Company continues to expect that the Martinsburg Facility will generate $7 million of high margin revenue on an annual basis by processing up to 110,000 tons of municipal solid waste while diverting as much as 80% of that waste from landfills. The 56,000-square foot Facility is completely enclosed and fully automated with no waste being exposed to the outside environment and no workers in direct contact to the waste processing. The Company’s EPA recognized SRF can be used as a partial replacement for coal in various industrial applications.

Expanded Recurring Revenue and Improved Contribution from Digester Rental Business – The Company achieved 23.3% growth in revenue from digester rentals with contribution margins increasing to 63.9% in Q3 2019, up from 48.5% in Q3 2018. The improvement in margin was mainly attributable to a decrease in billable service and parts that is the result of improved product design and quality of the Company’s Revolution Series™ Digesters. During the quarter, the Company announced orders for twelve digester units from four Northeastern universities and subsequent to the quarter’s end, orders for an additional twenty units for delivery to several leading international hospitality companies. While the Company has seen an increase in digester orders in the third quarter as well as a strong pipeline of larger multi-unit opportunities for its digester business, the sales cycles have been longer than expected.

“We continued to make substantial progress in both our HEBioT and digester businesses in the third quarter of 2019," stated Frank E. Celli, CEO of BioHiTech Global. "Revenue at our Martinsburg facility is ramping up and we believe the vast majority of necessary start-up adjustments that constrained the growth of utilization rates in the quarter have been completed. We anticipate utilization rates will improve significantly during the fourth quarter and that improvement will become even more pronounced with the completion of the feed line installation at the cement manufacturer that is expected imminently. With the completion of that installation, we expect to have all of the feedstock and off-take necessary to operate at planned capacity as we head into 2020. We also believe we are in the late stages of the permitting process for our second planned facility in New York and remain confident in our ability to bring at least one to two facilities into production beginning in 2021.”

Mr. Celli continued, “In our digester business, many important financial metrics have continued to improve, including recurring rental revenue and contribution margins as our Revolution Series Digesters, with smart technology, require less maintenance and service calls. We have recently received multi-unit orders in both the university and hospitality markets and have several other large potential opportunities in hospitality and government that we believe are moving close to the finish line. We expect that a sequential increase in revenue from our Martinsburg Facility, coupled with an increase in fourth quarter digester deployments, will enable us to enter 2020 with significant revenue momentum. As interest in our sustainable technologies continues to grow, we are working diligently to build on that momentum in the coming years in order to generate significant long-term value for our stockholders.”

Financial Highlights for Q3 2019

Revenues: Total revenue in the third quarter of 2019 was $1,426,775, an increase of 31.1% from $1,088,082 in the third quarter of 2018 and a sequential increase of 35.7%. Recurring revenue derived from rental, service and maintenance increased 4.2% to $490,000 with rental revenue increased by 23.3% or $69,900 between the third quarter of 2019 and 2018. The increase in rental revenue was partially offset by a decrease in service and maintenance revenue largely due to the efficiency of its Revolution Series Digesters requiring less onsite servicing. The Company recorded $62,565 in digester equipment revenue in the third quarter of 2019 compared to $282,246 in the third quarter of 2018 resulting from our strategic decision to not aggressively market direct sales of digesters to smaller deployment customers. The Company continues to see an increase in direct sales opportunities with several large prospective customers that may lead to a significant increase in direct sales of units in the coming quarters. Management advisory services revenue was $264,750, consistent with the first two quarters of 2019 but down from $335,858 in the third quarter of 2018.

Operating Expenses: Operating expenses in the third quarter of 2019 increased by 34.3% to $3.04 million compared to $2.27 million in the third quarter of 2018. The increase in expenses was mainly a result of $1.52 million in HEBioT related expenses. Comparable operating expenses related to the Company’s digester and management advisory businesses decreased by 33.0% to $1.52 million. Comparable expenses decreased across all categories including a 31.0% or $541,051 decline in selling, general and administrative expenses, mainly due to reduced personnel compensation and stock-based compensation. Expenses related to digester sales decreased by $137,875 resulting from reduced marketing activity, and rental, service and maintenance expenses decreased by $65,224 reflecting improved economies of scale resulting from the increase in the number of units under rental and lower recurring maintenance costs associated with the Revolution Series Digesters. The product contribution from rental, service and maintenance in the third quarter of 2019 increased by $84,801 or 37.2% as a result of improved margin rates of 63.9% compared to 48.5%. The product contribution from equipment sales decreased by $81,806 or 64.6% in the third quarter of 2019 as a result of decreased sales offset by improved margins of 71.6% compared to 44.9% the third quarter of 2018.

Loss from Operations: The Company recorded an operating loss of $(1.6) million in the third quarter of 2019 compared to an operating loss of $(1.2) million in the third quarter of 2018. The Company recorded a net loss attributable to common shareholders of $(1.3) million in the third quarter of 2019 compared to $(2.0) million in the third quarter of 2018. Net loss per share in the third quarter of 2019 was $(0.13) on 15.6 million weighted average shares outstanding compared to a net loss of $(0.15) per share on 14.6 million weighted average shares outstanding.

Select Balance Sheet Items: The Company had unrestricted cash of $3.4 million with shareholder equity of $10.1 million as of September 30, 2019 compared to unrestricted cash of $2.4 million and shareholder equity of $10.0 million as of December 31, 2018

“We continue to focus on managing costs as we work to reach planned production capacity at our Martinsburg facility and pursue larger scale opportunities for our digester business,” said Brian C. Essman, CFO of BioHiTech Global. “Revenue from our digester business was up modestly despite a sharp decline in direct sales. Recurring rental revenue from our digester business was strong, growing at 23% with margin rates improving by 15 percentage points to over 63% and we are excited about recent discussions we are having with customers seeking potential large-scale unit deployments. Our recent capital raise has also placed us on more solid financial ground as we work to accelerate the growth of our business. Nevertheless, with the equipment adjustment delays at the Martinsburg Facility through October and the longer than expected digester sales cycles associated with larger orders, we now see full year 2019 revenue ranging from $4.8 to $5.0 million, up from $3.4 million in 2018.

About BioHiTech Global

BioHiTech Global, Inc. (NASDAQ: BHTG), is changing the way we think about managing waste.  Our cost-effective technology solutions include the patented processing of municipal solid waste into a valuable renewable fuel, biological disposal of food waste on-site, and proprietary real-time data analytics tools to reduce food waste generation. Our unique solutions enable businesses and municipalities of all sizes to lower disposal costs while having a positive impact on the environment.  When used individually or in combination, our solutions lower the carbon footprint associated with waste transportation and can reduce or virtually eliminate landfill usage. For more information, please visit www.biohitech.com.

Forward Looking Statements

Statements in this press release contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. Without limiting the foregoing, words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “explore,” “evaluate,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” or “will,” or the negative thereof or other variations thereon or comparable terminology. These forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond the Company’s control. These statements are also based on many assumptions and estimates and are not guarantees of future performance. These statements are estimates, based on information available to management as of the date of this release, and are subject to further changes. These statements may involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of BioHiTech Global, Inc. to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. BioHiTech Global, Inc. assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future in these forward-looking statements, even if new information becomes available in the future. Further, the Company has only recently begun operations at its HEBioT Facility and there can be no assurance that the Company will be able to meet the projections contained in this release. Our actual results may differ materially from the results anticipated in these forward-looking statements due to a variety of factors, including, without limitation those set forth as “Risk Factors” in our filings with the Securities and Exchange Commission (“SEC”). There may be other factors not mentioned above or included in the BioHiTech’s SEC filings that may cause actual results to differ materially from those projected in any forward-looking statement. BioHiTech Global, Inc. assumes no obligation to update any forward-looking statements as a result of new information, future events or developments, except as required by securities laws.

Company Contact:

BioHiTech Global, Inc.

Richard Galterio

Executive Vice President

Direct: 845.367.0603

rgalterio@biohitech.com

www.biohitech.com

BioHiTech Global, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations and Comprehensive Loss (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Revenue
HEBioT (related entity)	$609,905	-	$886,947	-
Rental, service and maintenance	489,555	$469,978	1,426,193	$1,369,314
Equipment sales	62,565	282,246	137,799	547,735
Management advisory and other fees (related entity)	264,750	335,858	761,750	725,897
Total revenue	1,426,775	1,088,082	3,212,689	2,642,946
Operating expenses
HEBioT processing (related entity)	786,680	-	1,309,176	-
Rental, service and maintenance	176,651	241,875	508,164	644,832
Equipment sales	17,776	155,651	56,502	355,154
Selling, general and administrative	1,449,545	1,744,570	5,450,282	5,024,406
Depreciation and amortization	611,368	123,264	1,350,780	354,389
Total operating expenses	3,042,020	2,265,360	8,674,904	6,378,781
Loss from operations	(1,615,245)	(1,177,278)	(5,462,215)	(3,735,835)
Other (income) expenses
Gain on sale of affiliate investment	(562,617)	-	(562,617)	-
Equity loss in affiliate	-	179,041	-	371,531
Interest income	(46,180)	-	(46,180)	-
Interest expense	979,202	593,041	2,281,071	1,878,596
Expense incurred in warrant valuation and conversions	49,160	47,767	49,160	6,727,929
Total other (income) expenses	419,565	819,849	1,721,434	8,978,056
Net loss	(2,034,810)	(1,997,127)	(7,183,649)	(12,713,891)
Net loss attributable to non-controlling interests	(728,337)	-	(1,859,069)	-
Net loss attributable to Parent	(1,306,473)	(1,997,127)	(5,324,580)	(12,713,891)
Other comprehensive income (loss)
Foreign currency translation adjustment	(32,676)	3,820	(37,873)	27,740
Comprehensive loss	$(1,339,149)	$(1,993,307)	$(5,362,453)	$(12,686,151)

Net loss attributable to Parent	$(1,306,473)	$(1,997,127)	$(5,324,580)	$(12,713,891)
Preferred stock dividends	(255,847)	(130,794)	(548,075)	(365,970)
Deemed dividend on down round feature	(405,324)	-	(405,324)	-
Net loss – common shareholders	(1,967,645)	(2,127,921)	(6,277,979)	(13,079,861)
Net loss per common share - basic and diluted	$(0.13)	$(0.15)	$(0.41)	$(0.99)
Weighted average number of common shares outstanding - basic and diluted	15,649,174	14,575,375	15,134,301	13,257,303

BioHiTech Global, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

	September 30,	December 31,
	2019	2018
	(Unaudited)
Assets
Current Assets
Cash	$3,434,089	$2,410,709
Restricted cash	1,128,716	4,195,148
Accounts receivable, net (related entity $831,274 as of September 30, 2019)	1,520,001	403,298
Inventory	429,198	499,848
Prepaid expenses and other current assets	169,232	66,425
Total Current Assets	6,681,236	7,575,428
Restricted cash	2,544,948	2,520,523
Equipment on operating leases, net	1,677,114	1,748,887
Equipment, fixtures and vehicles, net	34,094	49,028
HEBioT facility, net	36,806,051	33,104,007
Operating lease right of use assets	970,895	-
Investment in unconsolidated affiliates	-	1,687,383
MBT facility development and license costs	8,058,767	8,475,408
Goodwill	58,000	58,000
Other assets	58,949	97,433
Total Assets	$56,890,054	$55,316,097

Continued on following page.

BioHiTech Global, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets, continued:

	September 30,	December 31,
	2019	2018
	(Unaudited)
Liabilities and Stockholders' Equity
Current Liabilities:
Line of credit, net of financing costs of $21,659 and $30,670 as of September 30, 2019 and December 31, 2018, respectively	$1,478,340	$1,469,330
Advance from related party	210,000	-
Accounts payable (related entity $1,563,705 as of September 30, 2019)	4,200,518	1,310,998
Accrued interest payable	705,384	959,927
Accrued expenses and liabilities	818,085	3,354,124
Deferred revenue	91,228	98,596
Customer deposits	44,792	7,683
Note Payable	100,000	-
Current portion of WV EDA Senior Secured Bonds payable	1,390,000	-
Long-term debt, current portion	5,863	9,165
Total Current Liabilities	9,044,210	7,209,823
Note payable	-	100,000
Junior note due to related party, net of unamortized discounts of $102,263 and $118,266 as of September 30, 2019 and December 31, 2018, respectively	942,214	926,211
Accrued interest (related party)	1,390,380	1,305,251
WV EDA Senior Secured Bonds payable, net of financing costs of $1,892,623 and $1,914,098 as of September 30, 2019 and December 31, 2018, respectively	29,717,377	31,085,902
Senior Secured Note, net of financing costs of $125,295 and $160,017 and unamortized discounts of $793,758 and $988,678, as of September 30, 2019 and December 31, 2018, respectively	4,080,947	3,851,305
Non-current lease liabilities	913,367	-
Long-term debt, net of current portion	9,262	12,806
Total Liabilities	46,097,757	44,491,298
Series A redeemable convertible preferred stock, 333,401 shares designated and issued, and 145,312 outstanding as of September 30, 2019 and December 31, 2018	726,553	816,553
Commitments and Contingencies
Stockholders' Equity
Preferred stock, $0.0001 par value; 10,000,000 shares authorized; 3,179,120 and 3,159,120 designated as of September 30, 2019 and December 31, 2018, 1,922,603 issued and 856,181 outstanding as of September 30, 2019 and 1,903,753 issued and 1,155,333 outstanding as of December 31, 2018:
Series B Convertible preferred stock, 1,111,200 shares designated: 428,333 shares issued, no shares outstanding as of September 30, 2019 and December 31, 2018	-	-
Series C Convertible preferred stock, 1,000,000 shares designated, 427,500 shares issued and outstanding as of September 30, 2019 and December 31, 2018	3,050,142	3,050,142
Series D Convertible preferred stock, 20,000 shares designated: 18,850 shares issued and outstanding as of September 30, 2019 and no shares issued and outstanding as of December 31, 2018	1,505,262	-
Series E Convertible preferred stock, 714,519 shares designated: 714,519 shares issued, 264,519 and 564,519 outstanding as of September 30, 2019 and December 31, 2018	698,330	1,490,330
Common stock, $0.0001 par value, 50,000,000 shares authorized, 17,163,400 and 14,802,956 shares issued and outstanding as of September 30, 2019 and December 31, 2018, respectively	1,717	1,480
Additional paid in capital	49,088,693	43,452,963
Accumulated deficit	(50,464,920)	(44,594,385)
Accumulated other comprehensive income	42,894	5,021
Stockholders’ equity attributable to Parent	3,922,118	3,405,551
Stockholders’ equity attributable to non-controlling interests	6,143,626	6,602,695
Total Stockholders’ Equity	10,065,744	10,008,246
Total Liabilities and Stockholders’ Equity	$56,890,054	$55,316,097

BioHiTech Global, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows (Unaudited)

	Nine Months Ended September 30,
	2019	2018
Cash flows used in operating activities:
Net loss	$(7,183,649)	$(12,713,891)
Adjustments to reconcile net loss to net cash used in operations:
Depreciation and amortization	1,350,780	354,383
Provision for bad debts	45,000	21,355
Share based employee compensation	741,188	485,244
Interest resulting from amortization of financing costs and discounts	333,782	1,318,895
Gain on sale of affiliate investment	(562,617)	-
Equity loss in affiliate	-	371,531
Interest resulting from warrants valued upon conversion of host debt instruments	-	6,424,970
Warrants modification	49,160	-
Loss resulting from abandonment of MBT site	346,654	-
Changes in operating assets and liabilities	(1,137,810)	(648,717)
Net cash used in operating activities	(6,017,512)	(4,386,230)

Cash flows used in investing activities:
Construction in-progress and purchases of equipment, fixtures and vehicles	(4,619,883)	(8,944)
Proceeds from sale of investment in affiliate	2,250,000	-
MBT facility development costs incurred	(59,013)	(328,718)
MBT facility development costs refunded	66,000	-
Net cash used in investing activities	(2,362,896)	(337,662)

Cash flows from financing activities:
Proceeds from common stock issuance, net of offering costs	3,035,557	-
Proceeds from issuance of senior secured credit facility and common stock	-	5,000,000
Repayment of line of credit facility	-	(2,463,736)
Proceeds from new line of credit facility	-	1,000,000
Exercise of employee stock options	-	61,976
Proceeds from the sale of Series D convertible preferred stock units	1,772,500	-
Financing costs incurred	(62,151)	(237,187)
Repayments of long-term debt	(6,846)	(6,629)
Proceeds from the subscription of Series B convertible preferred stock and warrants	-	1,125,000
Affiliate investment in subsidiary	1,400,000	-
Redemption of Series A preferred stock	-	(317,000)
Advance from related party, net	210,000	-
Net cash provided by financing activities	6,349,060	4,162,424
Effect of exchange rate on cash	12,721	44,759
Net change in cash (restricted and unrestricted)	(2,018,627)	(516,709)
Cash - beginning of period (restricted and unrestricted)	9,126,380	901,112
Cash - end of period (restricted and unrestricted)	$7,107,753	$384,403